SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 13, 2003

PLUG POWER INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-27527	22-3672377
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

968 Albany-Shaker Road, Latham, New York 12110

(Address of Principal Executive Offices and Zip Code)

(518) 782-7700

(Registrant’s telephone number, including area code)

Item 5.    Other Events and Required FD Disclosure.

On November 13, 2003, Plug Power Inc. (the “Company”) issued a press release announcing that it had consummated its public offering of an aggregate of 11,700,000 shares of the Company’s common stock at a purchase price of $5.00 per share (the “Shares”) to certain investors for aggregate gross proceeds of $58,500,000, before placement fees and offering expenses. Citigroup Global Markets Inc. and Stephens Inc. acted as co-placement agents in connection with the sale of the Shares. The Shares are covered by the Company’s Registration Statement on Form S-3 (File No. 333-109737) and were sold to the several purchasers named in, and pursuant to, the purchase agreement, dated as of November 10, 2003, by and among the Company and the purchasers named therein. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

Exhibit Number		Description

99.1	*	Press Release of Plug Power Inc. dated November 13, 2003.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2003

PLUG POWER INC.

By:  /s/ David A. Neumann

        David A. Neumann

        Chief Financial Officer

EXHIBIT INDEX

99.1*    Press Release of Plug Power Inc. dated November 13, 2003.

*	Filed herewith.